Exhibit 23(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Central Illinois Light Company of our report dated March 2, 2006 relating to the financial statements and financial statement schedule, which appears in Central Illinois Light Company’s Amendment No. 1 to their Annual Report on Form 10-K/A for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri

October 16, 2006